UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CDW CORPORATION

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WE GET IT.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

“In 2019 and beyond, we are committed to continuing to deliver for all our stakeholders as the leading provider of integrated technology solutions in the markets we serve.”

Dear Fellow Stockholder,

On behalf of our Board of Directors, I’m pleased to invite you to CDW’s 2019 Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 21, 2019 at 7:30 a.m. CDT, at CDW Center located at 200 Tri-State International in Lincolnshire, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting.

In 2018, we delivered a year of excellent financial performance as well as strategic progress benefiting our customers, our partners, our stockholders and our coworkers. Our performance was driven by our balanced portfolio of customer end-markets, the breadth of our product and solutions portfolio and the on-going execution of our three-part growth strategy. In 2019 and beyond, we are committed to continuing to deliver for all our stakeholders as the leading provider of integrated technology solutions in the markets we serve.

For more information on CDW and to take advantage of the many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued trust in CDW and investment in our business.

Christine A. Leahy

President and Chief Executive Officer

April 10, 2019

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Notice of Annual Meeting of Stockholders

When:

TUESDAY, MAY 21, 2019

7:30 a.m. CDT

Where:

CDW Center

200 Tri-State International

Lincolnshire, Illinois 60069

We are pleased to invite you to the CDW Corporation Annual Meeting of Stockholders.

Items of business:

1.	To elect the four Class III director nominees named in this proxy statement for a term expiring at the 2020 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, named executive officer compensation;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

4.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Record date

Holders of our common stock at the close of business on March 25, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

How to vote

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 10, 2019.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel
and Corporate Secretary

April 10, 2019

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2019:
The proxy materials relating to our 2019 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of CDW Corporation (the “Company” or “CDW”) as of the close of business on March 25, 2019, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

		More Information	Board Recommendation
Proposal 1	Election of Directors	Page 16	FOR each Class III Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 27	FOR
Proposal 3	Ratification of Selection of Independent Registered Public Accounting Firm	Page 49	FOR

Voting in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away as described below. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

BY INTERNET USING YOUR COMPUTER	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)	Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

Voting at the Annual Meeting

You may vote in person at the 2019 Annual Meeting of Stockholders, which will be held on Tuesday, May 21, 2019, at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois 60069. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p. 52 of this proxy statement.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2018 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A.

Business Overview

We are a leading provider of integrated information technology (“IT”) solutions to over 250,000 small, medium and large business, government, education and healthcare customers in the United States (“US”), the United Kingdom (“UK”) and Canada, which are large and growing markets. We provide integrated IT solutions in more than 80 countries for customers with primary locations in the US, UK and Canada. We are technology “agnostic,” with a solutions portfolio including more than 100,000 products and services from over 1,000 leading and emerging original equipment manufacturers, software publishers and cloud providers. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions, such as mobility, security, data center optimization, cloud computing, virtualization, and collaboration. We provide these solutions in physical, virtual and cloud environments.

We simplify the complexities of technology across design, selection, procurement, integration and management for our customers. We do not manufacture products. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT resources. Our more than 6,000 customer-facing coworkers, including sellers, highly-skilled technical specialists and advanced service delivery engineers, help our customers navigate today’s complex IT environment to maximize their return on IT investment.

As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our solutions set that addresses the entire IT lifecycle, and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

2018 Business Highlights

Our 2018 performance demonstrated the strength of our business model as we profitably captured market share while continuing to invest in our future. For the year, we delivered:

•	Net sales growth of 9.5% on a reported basis and 9.2% in constant currency
•	Adjusted EBITDA growth of 9.8%
•	GAAP net income per diluted share growth of 26.7% and Non-GAAP net income per diluted share growth of 35.1%
•	Free cash flow of over $750 million

* Net Sales for 2017 have been adjusted to reflect the Company’s adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company adopted ASC 606 on January 1, 2018 under the full retrospective method.

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

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There were three main drivers of performance in 2018:

•	First, our balanced portfolio of customer end-markets, including five US channels, each with over $1.3 billion in annual net sales, and combined sales from Canadian and UK operations of approximately $1.9 billion. In 2018, our US reporting segments, Corporate, Small Business and Public, increased net sales 10.8 percent, 11.4 percent and 4.2 percent, respectively. In addition, net sales for our Other segment, which is comprised of our UK and Canadian operations, increased 22.9 percent in US dollars. In local currency, UK net sales increased mid twenty percent and Canada net sales increased low-to-mid teens.
•	Second, the breadth of our product and solutions portfolio of more than 100,000 products from over 1,000 leading and emerging brands. This breadth ensures we are well-positioned to meet our customers’ needs – whether transactional or highly complex solutions. In 2018, we saw balanced performance across US sales of hardware, software and services. Hardware net sales increased 8.0 percent, driven by success meeting overall customer refresh of client devices and servers. Software net sales increased 7.2 percent, driven by new architectures becoming a larger component of IT solutions. Services net sales increased 11.4 percent, driven by helping customers implement integrated solutions.
•	Finally, ongoing execution against our three-part strategy. We have made excellent progress against our three-part strategy: (1) to acquire new customers and capture share, (2) to enhance our solutions capabilities, and (3) to expand our services capabilities. Importantly, these three pillars of our strategy intersect with each other. The first pillar focuses on productivity improvement through enhanced systems and data, sales force productivity initiatives, and investments in our brand and marketing. The second pillar ensures we remain relevant by investing in solutions capabilities that enable us to be a trusted partner for our customers. And, the third pillar ensures we have value-added service capabilities to deliver integrated, end-to-end solutions. The combination of these three interconnected pillars, with our scope and scale, creates powerful differentiation in the market.

We continued to make progress against our four capital allocation priorities in 2018. These priorities are designed to provide stockholders with a balance between receiving short-term capital returns and long-term value creation by providing us with the flexibility required to execute our long-term growth strategy.

CAPITAL ALLOCATION PRIORITIES PRIORITIES OBJECTIVES ACTIONS Increase Dividends Annually Target 30% payout of free cash flow in 5 years(1) 40% increase to $1.18 /share annually(2) Maintain Net Leverage(3) ~2.5 to 3.0 times net leverage Ended 2018 at 2.3 times Supplement Organic Growth with M&A Expand CDW strategic capabilities Scalar Decisions Inc. acquisition Return Excess Free Cash Flow after Dividends & M&A Through Share Repurchases Offset to incentive plan dilution and to supplement earnings per share growth $522 million in share repurchases in 2018

(1)	Established target in November 2014.
(2)	Increased in November 2018.
(3)	Defined in the Company’s credit agreement, on a consolidated basis, as the ratio of total debt at period-end excluding any unamortized discount and/or premium and unamortized deferred financing costs, less cash and cash equivalents, to trailing twelve months (TTM) Adjusted EBITDA. TTM Adjusted EBITDA is a term defined in our credit agreement.

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Our strategic and capital allocation priorities support our annual targets for 2019.

OUR 2019 TARGETS 2019 Targets Net Sales Growth(1) US IT growth + 200-300 basis points + 100 basis points from Scalar Decisions Inc. acquisition Non-GAAP Operating Income Margin(2) Mid 7%’s Non-GAAP Net Income Per Diluted Share Growth(1) ~10% growth

(1)	Constant currency.
(2)	New performance metric defined as Non-GAAP Operating Income, which is GAAP operating income excluding, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and associated payroll taxes, and integration expenses.

We believe our 2018 results, strategic progress and capital allocation actions were recognized by the stock market. The following chart shows how a $100 investment in the Company’s common stock at market close on December 31, 2013, would have grown to $364 at market close on December 31, 2018, with dividends reinvested quarterly. The chart also shows CDW’s significant outperformance versus the S&P Mid Cap 400 Index ($100 investment would have grown to $124) and the Company’s post-May 2018 compensation peer group as set forth in the “Compensation Discussion and Analysis - Comparison to Relevant Peer Group” section of this proxy statement ($100 investment would have grown to $127) over the same period, with dividends reinvested quarterly.

For further details about our performance in 2018, please see the Company’s 2018 Annual Report on Form 10-K.

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Our Board of Directors

Board Declassification. As approved by our Board of Directors and stockholders in 2018, we are transitioning to a declassified Board, with all directors elected annually as of the 2021 Annual Meeting.	Majority Vote. Directors are elected by majority vote of our stockholders in uncontested elections. We have a resignation policy that applies if a director fails to receive a majority of the votes cast.

Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Executive Chairman and our Chief Executive Officer. The independent members of our Board of Directors regularly meet in executive session.	Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 12 years of service on our Board of Directors, absent special circumstances.

Independent Lead Director. David W. Nelms serves as our independent Lead Director and has robust responsibilities as Lead Director.	Restrictions on Other Board Service. Our Corporate Governance Guidelines restrict the number of public company boards on which our directors may serve.

Independent Board Committees. All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors.	Annual Evaluation Process. Our Board of Directors and each of its committees conducts an annual self-evaluation, during which directors provide feedback on and discuss Board and committee effectiveness.

					Board Committee Membership As of April 10, 2019(2)
Name	Age	Director Since(1)	Primary Occupation	Independent	Audit	Comp	Nom & Corp Gov
Thomas E. Richards (Executive Chairman)*	64	2011	Executive Chairman, CDW Corporation
Christine A. Leahy*	54	2019	President & Chief Executive Officer, CDW Corporation
Virginia C. Addicott	55	2016	President & Chief Executive Officer, FedEx Custom Critical				X
Steven W. Alesio	65	2009	Former Chairman and Chief Executive Officer, Dun & Bradstreet Corporation				X
Barry K. Allen	70	2009	Operating Partner, Providence Equity Partners L.L.C.; President, Allen Enterprises, LLC			X	X
James A. Bell	70	2015	Retired Executive Vice President, The Boeing Company		X		X
Benjamin D. Chereskin	60	2007	President, Profile Capital Management LLC		X		X
Lynda M. Clarizio*	58	2015	Former Executive Vice President, Strategic Initiatives, The Nielsen Company (US), LLC			X	X
Paul J. Finnegan	66	2011	Co-Chief Executive Officer, Madison Dearborn Partners, LLC			X	X
David W. Nelms (Lead Director)	58	2014	Retired Chairman & Chief Executive Officer, Discover Financial Services, Inc.		X
Joseph R. Swedish*	67	2015	Senior Advisor and Retired Chairman, President and Chief Executive Officer, Anthem, Inc.			X	X
Donna F. Zarcone	61	2011	President and Chief Executive Officer, The Economic Club of Chicago		X		X

* Nominee for election to the Board of Directors at the Annual Meeting.

(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering in 2013.
(2)	Audit - Audit Committee; Comp - Compensation Committee; Nom & Corp Gov - Nominating and Corporate Governance Committee. - Committee Chair.

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Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart to the right, in 2018, approximately 88% of the target compensation of our Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
Long-term objectives aligned with the creation of stockholder value
Target total compensation at the competitive market median
Market comparison of executive compensation against a relevant peer group
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote

We do not have tax gross-ups*
We do not have executive perquisites*
We do not have an enhanced severance multiple upon a change in control
We do not have excessive severance benefits
We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan
We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval
*Excludes legacy payments for tax preparation, tax equalization and the related tax gross-ups on these payments made to Mr. Kebo in connection with an expatriate assignment prior to his appointment as an executive officer.

Extensive information regarding our executive compensation programs in place for 2018 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

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CORPORATE GOVERNANCE

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and that trust sustains our success. Part of this trust stems from our commitment to good corporate governance. To provide a framework for effective governance, our Board of Directors (“Board of Directors” or “Board”) has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on our website at www.cdw.com by clicking on Investor Relations and then Corporate Governance.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the Nasdaq listing standards and considers all relevant facts and circumstances.

Under the Nasdaq independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the Nasdaq listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors is independent under the applicable listing standards of Nasdaq, other than our Executive Chairman, Thomas E. Richards, and our Chief Executive Officer, Christine A. Leahy.

Board of Directors Leadership Structure

Thomas E. Richards currently serves as the Executive Chairman of our Board of Directors. Mr. Richards served as Chairman and Chief Executive Officer until his retirement on December 31, 2018. His appointment as Executive Chairman for 2019, subject to his reelection as a director at the 2019 Annual Meeting, was part of a planned Chief Executive Officer succession process. Christine A. Leahy succeeded Mr. Richards as Chief Executive Officer effective January 1, 2019 and, concurrently with her appointment as Chief Executive Officer, was appointed to the Board. The Board believes that Mr. Richards’ continued service as Executive Chairman during 2019 has enabled the Company to execute a smooth transition of the Chief Executive Officer role.

David W. Nelms, a non-executive and independent director, serves as the Lead Director of our Board of Directors. Under our Corporate Governance Guidelines, the primary roles of the Lead Director are to assist the Chairman in managing the governance of the Board and to serve as a liaison between the Chairman and other directors. The Lead Director: (1) presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of the non-management and/or independent directors; (2) has the authority to call meetings of the non-management and/or independent directors; (3) serves as a contact for interested parties who wish to communicate with non-management directors; and (4) provides input to the Chairman on the annual Board calendar, agenda items and schedules for each Board meeting and the materials and information to be presented to the Board.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board periodically reviews its leadership structure to determine, based on the circumstances at such time, whether it and its committees are functioning effectively.

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Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and annual meetings of stockholders.

In 2018, the Board held six meetings. In 2018, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, each of our directors then in office attended our 2018 Annual Meeting of Stockholders.

Board Committees

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on our website at www.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

Audit Committee

Chairperson: Virginia C. Addicott

Other Members of the Committee: James A. Bell, Benjamin D. Chereskin, David W. Nelms, Donna F. Zarcone

Meetings Held in 2018: 8

Primary Responsibilities:

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) preapproving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the U.S. Securities and Exchange Commission (“SEC”); (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our business process assurance function (internal audit); and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of Nasdaq and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

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Compensation Committee

Chairperson: Steven W. Alesio

Other Members of the Committee: Barry K. Allen, Lynda M. Clarizio, Paul J. Finnegan, Joseph R. Swedish

Meetings Held in 2018: 6

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in executive compensation. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act.

Nominating and Corporate Governance Committee

Chairperson: David W. Nelms

Other Members of the Committee: Virginia C. Addicott, Steven W. Alesio, Barry K. Allen, James A. Bell, Benjamin D. Chereskin, Lynda M. Clarizio, Paul J. Finnegan, Joseph R. Swedish, Donna F. Zarcone

Meetings Held in 2018: 5

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) evaluating potential nominees for our Board of Directors recommended by our stockholders and maintaining procedures for the submission of stockholder nominees; (3) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (4) identifying best practices and recommending corporate governance principles; (5) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (6) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (7) reviewing and approving the compensation of our directors; (8) setting performance goals for and reviewing the performance of our chief executive officer; and (9) executive succession planning.

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of Nasdaq.

Board of Directors Role in Risk Oversight

Enterprise Risk Management Program

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialog at the senior management and Board levels to proactively identify and manage enterprise risks. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial reporting and compliance risks, and helps to ensure appropriate response strategies are in place.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program, and reports to both the Audit Committee and the full Board on any identified high priority enterprise risks. This includes risk assessments from management with regard to cybersecurity, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats.

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Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, which is applicable to all of our coworkers and our directors. A copy of this code is available on our website at www.cdw.com. Within The CDW Way Code is a Financial Integrity Code of Ethics that sets forth an even higher standard applicable to our executives, officers, members of our internal disclosure committee and all managers and above in our finance department. We intend to disclose any substantive amendments to, or any waivers from, The CDW Way Code by posting such information on our website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or Nasdaq.

Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our General Counsel, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

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Compensation Committee Interlocks and Insider Participation

During 2018, our Compensation Committee consisted of Steven W. Alesio, Barry K. Allen, Lynda M. Clarizio, Paul J. Finnegan and Joseph R. Swedish. No member of the Compensation Committee was, during 2018 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2018, there were no compensation committee interlocks required to be disclosed.

Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

There have been no transactions since January 1, 2018 for which disclosure under Item 404(a) of Regulation S-K is required.

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PROPOSAL 1—Election of Directors

Under our Fifth Amended and Restated Certificate of Incorporation (as amended, our “Certificate of Incorporation”), the number of Board members is set from time to time by the Board. Our Board presently consists of twelve directors.

Our Board currently is divided into three classes of directors—Class I, Class II and Class III. As approved by our Board of Directors and stockholders at our 2018 Annual Meeting, the classification of our Board is being eliminated over a three-year period commencing with the 2019 Annual Meeting. The Class III directors standing for election at the 2019 Annual Meeting will be elected to one-year terms. The Class I and II directors standing for election at our 2020 and 2021 Annual Meetings, respectively, will be elected to one-year terms following the expiration of their existing three-year terms, and thus all directors will be elected annually beginning at the 2021 Annual Meeting.

The terms of our four current Class III directors expire on the date of the 2019 Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated our four current Class III directors for election to terms expiring at the 2020 Annual Meeting, subject to the election and qualification of their successors. Mr. Richards currently is serving as Executive Chairman, a position he will hold until December 31, 2019, unless otherwise mutually agreed by Mr. Richards and the Company and subject to Mr. Richards’ reelection to the Board by the Company’s stockholders at the 2019 Annual Meeting.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2020 Annual Meeting of Stockholders must be received no earlier than January 22, 2020 and no later than February 21, 2020. See “Stockholder Proposals for the 2020 Annual Meeting” for additional information regarding the process for submitting nominations.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role
•	Qualifications, attributes, skills and/or experience relevant to the Company’s business
•	Ability to bring diversity to the Board, including complementary skills and viewpoints
•	Other time commitments, including the number of other boards on which the potential candidate may serve
•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of Nasdaq and other applicable laws, regulations and rules
•	Financial literacy and expertise
•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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2019 Nominees for Election to the Board of Directors

Each of the four Class III director nominees listed below is currently a director of the Company. The Board has determined that Lynda M. Clarizio and Joseph R. Swedish are independent, while Thomas E. Richards, our Executive Chairman, and Christine A. Leahy, our Chief Executive Officer, are not independent.

The following biographies describe the business experience of each Class III director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience. The time period for Mr. Richards’ service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the Class III director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2020, subject to the election and qualification of his or her successor, with the exception of Mr. Richards, who currently is serving as Executive Chairman, a position he will hold until December 31, 2019, unless otherwise mutually agreed by Mr. Richards and the Company and subject to Mr. Richards’ reelection to the Board by the Company’s stockholders at the 2019 Annual Meeting. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class III directors.

THOMAS E. RICHARDS
Director since: 2011 Age 64 Class III (Through 2019)	Mr. Richards is the Executive Chairman of our Board of Directors, a position he has held since January 2019. Mr. Richards previously served as our Chairman, President and Chief Executive Officer until his retirement in December 2018. Mr. Richards was named President and Chief Executive Officer in October 2011 and Chairman in January 2013. From 2009 to October 2011, Mr. Richards served as our President and Chief Operating Officer. Prior to joining CDW, Mr. Richards held leadership positions with Qwest Communications International Inc., a broadband Internet-based communications company. From 2008 to 2009, he served as Executive Vice President and Chief Operating Officer and from 2005 to 2008 as Executive Vice President of the Business Markets Group. Mr. Richards also has served as Chairman and Chief Executive Officer of Clear Communications Corporation and as Executive Vice President of Ameritech Corporation.
	Other Public Company Directorships: • Northern Trust Corporation	Selected Directorships and Positions: • Board of Directors, Rush University Medical Center • Board of Trustees, University of Pittsburgh • Board of Directors, Junior Achievement of Chicago
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology	• Operations • Board practices of other major corporations

CHRISTINE A. LEAHY
Director since: 2019 Age 54 Class III (Through 2019)	Ms. Leahy is our President and Chief Executive Officer, a position she has held since January 2019. Prior to her current role, Ms. Leahy served as our Chief Revenue Officer from July 2017 to December 2018 and was responsible for all customer-facing units of the Company, including its corporate, public, small business, international and integrated technology solutions organizations. Prior to that role, Ms. Leahy served as our Senior Vice President-International from May 2016 to July 2017, where she led the development of the Company’s international strategy and was responsible for the performance of the Company’s international business. Ms. Leahy also was Chief Legal Officer/General Counsel and Corporate Secretary from January 2002 to July 2017. Prior to joining CDW as the Company’s first general counsel, Ms. Leahy was a corporate partner in the Chicago office of Sidley Austin, an international business law firm, where she practiced law from 1991 to 2002.
	Other Public Company Directorships: • None	Selected Directorships and Positions: • Board of Trustees, Children’s Home & Aid
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology	• International • Operations

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LYNDA M. CLARIZIO	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 58 Class III (Through 2019)	Ms. Clarizio served as Executive Vice President, Strategic Initiatives (September 2017 to January 2018) and President of U.S. Media (August 2013 to September 2017) at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multiplatform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including most recently President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner at the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 through 1999.
Other Public Company Directorships: • None

Selected Directorships and Positions:

•  Advisory Board, Adjust GmbH

•  Board of Directors, OpenSlate

•  Board of Directors, Resonate

•  Board of Directors, Human Rights First

•  Leadership Council, Princeton University School of Engineering and Applied Science

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology	• Sales and marketing • Legal

JOSEPH R. SWEDISH	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 67 Class III (Through 2019)	Mr. Swedish is a Senior Advisor at Anthem, Inc., a leading health benefits provider, a position he has held since May 2018. Mr. Swedish served as President and Chief Executive Officer of Anthem from 2013 to November 2017, became Chairman in 2015 and became Executive Chairman in November 2017. Prior to joining Anthem, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen-state integrated health care delivery system, from 2004 to 2013. Mr. Swedish also has held CEO and senior leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises. Mr. Swedish also is the co-founder and partner of Concord Health Partners, LLC, a private equity firm focused on strategic investing in healthcare portfolio companies.
Other Public Company Directorships: • IBM Corporation • Chair, Mesoblast Limited Former Public Company Directorships (within the past 5 years): • Anthem, Inc.

Selected Directorships and Positions:

•  Board of Directors, Centrexion Therapeutics Corporation

•  Board of Directors, Proteus Digital Health, Inc.

•  Chair, Board of Visitors, Duke University’s Fuqua School of Business

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Healthcare	• Finance • Board practices of other major corporations

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Other Members of the Board of Directors

Set forth below are the biographies of the continuing directors who are not nominees for election at the 2019 Annual Meeting. Steven W. Alesio, Barry K. Allen, David W. Nelms, and Donna F. Zarcone are Class I directors whose terms will expire in 2020 and Virginia C. Addicott, James A. Bell, Benjamin D. Chereskin, and Paul J. Finnegan are Class II directors whose terms will expire in 2021. Following the biographical information for each director, we have listed the specific experience and qualifications of that director that strengthen the Board’s collective qualifications, skills and experience. The time period for Messrs. Alesio, Allen, Chereskin and Finnegan and Ms. Zarcone’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

VIRGINIA C. ADDICOTT	Audit (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2016 Age 55 Class II (Through 2021)	Ms. Addicott is the President and Chief Executive Officer of FedEx Custom Critical, a North American expedited freight carrier, a position she has held since June 2007. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.
	Other Public Company Directorships: • None	Selected Directorships and Positions: • Board of Directors, Akron Children’s Hospital • Board of Directors, FIRST (robotics) • Board of Trustees, Kent State University
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Operations • Technology

STEVEN W. ALESIO	Compensation (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2009 Age 65 Class I (Through 2020)	Mr. Alesio is a business executive currently serving on several company boards. From 2010 to 2017, Mr. Alesio served as an Operating Partner at Providence Equity Partners L.L.C., a global asset management firm. Prior to joining Providence Equity, Mr. Alesio served as Chairman of the Board and Chief Executive Officer of Dun & Bradstreet Corporation, a provider of credit information on businesses and corporations, a position he held from 2005 to 2010. Mr. Alesio joined Dun & Bradstreet in 2001 as Senior Vice President, was named President and Chief Operating Officer and elected to the board of directors in 2002, and became Chairman and Chief Executive Officer in 2005. Prior to joining Dun & Bradstreet, Mr. Alesio spent 19 years with the American Express Company, where he served in marketing and general management roles.
Other Public Company Directorships: • None

Selected Directorships and Positions:

•  Board of Directors, Alfresco Software

•  Board of Directors, Teaching Strategies

•  Senior Fellow, Jobs for the Future

•  Founding Sponsor, All Stars Project of New Jersey

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Board practices of other major corporations	• Operations • International

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BARRY K. ALLEN	Compensation and Nominating and Corporate Governance Committees
LEAD DIRECTOR Director since: 2009 Age 70 Class I (Through 2020)	Mr. Allen serves as an Operating Partner at Providence Equity Partners L.L.C., a global asset management firm. Prior to joining Providence Equity in 2007, Mr. Allen was Executive Vice President of Operations at Qwest Communications International Inc., a broadband Internet-based communications company. Previously, he served as President of Chicago-based Ameritech Corp., where he began his career in 1974 and held a variety of executive appointments including President and Chief Executive Officer of Wisconsin Bell and President and Chief Executive Officer of Illinois Bell. Mr. Allen also is President of Allen Enterprises, LLC, a private equity investment and management company he founded in 2000.
	Other Public Company Directorships: • Bell Canada Enterprises • Fiduciary Management, Inc. Former Public Company Directorships (within the past 5 years): • Harley-Davidson, Inc.	Selected Directorships and Positions: • Board of Directors, OEConnections LLC • Board of Directors, Professional Association of Diving Instructors
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Technology	• Operations • Board practices of other major corporations

JAMES A. BELL	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 70 Class II (Through 2021)	Mr. Bell is the retired Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell served in that role at Boeing from 2008 to 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.
	Other Public Company Directorships: • Apple, Inc. • Dow Inc. • JPMorgan Chase & Co.	Selected Directorships and Positions: • Board of Trustees, Rush University Medical Center
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Regulatory • Board practices of other major corporations

BENJAMIN D. CHERESKIN	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2007 Age 60 Class II (Through 2021)	Mr. Chereskin is President of Profile Capital Management LLC, an investment management firm. Prior to founding Profile Capital in 2009, Mr. Chereskin was a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, having co-founded the firm in 1992. Prior to the founding of Madison Dearborn, Mr. Chereskin was with First Chicago Venture Capital for nine years.
Other Public Company Directorships: • Cinemark, Inc. Former Public Company Directorships (within the past 5 years): • Boulder Brands, Inc.

Selected Directorships and Positions:

•  Board of Directors, Advanced Micro Instruments, Inc.

•  Board of Directors, FedData Holdings, LLC

•  Chairman, Board of Directors, Little Dish Holdings Limited

•  Board of Directors, Solis Mammography

•  Board of Directors, KIPP-Chicago Schools

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Capital market transactions • Board practices of other major corporations

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PAUL J. FINNEGAN	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 66 Class II (Through 2021)	Mr. Finnegan is the Co-Chief Executive Officer of Madison Dearborn Partners, LLC, a private equity investment firm. Prior to co-founding Madison Dearborn in 1992, Mr. Finnegan was with First Chicago Venture Capital for ten years. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and Southeast Asia.
Other Public Company Directorships: • None

Selected Directorships and Positions:

•  Board of Directors, AIA Corporation

•  Chair, Board of Directors, Government Sourcing Solutions, LLC

•  Board of Directors, Chicago Council on Global Affairs

•  Treasurer, Harvard Corporation

•  Chair, Board of Directors, Harvard Management Company

•  Board of Directors, Teach for America

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Capital market transactions • Board practices of other major corporations

DAVID W. NELMS	Audit and Nominating and Corporate Governance (Chair) Committees
INDEPENDENT Director since: 2014 Age 58 Class I (Through 2020)

Mr. Nelms is the retired Chairman and Chief Executive Officer of Discover Financial Services, Inc., a direct banking and payment services company. Mr. Nelms was named Chief Executive Officer of Discover in 2004 and was elected Chairman in 2009. He retired in September 2018 and continued as Executive Chairman of Discover until December 2018 and as an advisor until March 2019. Mr. Nelms joined Discover in 1998 as President and Chief Operating Officer. Prior to joining Discover, Mr. Nelms was with MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance and from 1986 to 1990 he was a management consultant with Bain & Company.

	Other Public Company Directorships: • None Former Public Company Directorships (within the past 5 years): • Discover Financial Services, Inc.	Selected Directorships and Positions: • Board of Directors, Federal Reserve Bank of Chicago • Board of Directors, Junior Achievement of Chicago
	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• Technology • Board practices of other major corporations

DONNA F. ZARCONE	Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 61 Class I (Through 2020)	Ms. Zarcone is the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, a position she has held since February 2012. She served as Interim President of The Economic Club of Chicago from October 2011 to February 2012. From January 2007 to February 2012, she served as the President, CEO and founder of D.F. Zarcone & Associates LLC, a strategy advisory firm. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 through 1994 and in various management roles at KPMG/Peat Marwick from 1979 through 1982. Ms. Zarcone is a certified public accountant.
Other Public Company Directorships: • Cigna Corporation

Selected Directorships and Positions:

•  Board of Directors, The Economic Club of Chicago

•  Board of Directors, The Duchossois Group

•  Board of Directors, The University of Chicago Polsky Center for Entrepreneurship and Innovation

•  Governance Fellow, National Association of Corporate Directors

	Director Qualification Highlights: • Strategic planning and leadership of complex organizations • Finance	• National and global economic and business trends • Board practices of other major corporations

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DIRECTOR COMPENSATION

Elements of Director Compensation

The table below sets forth the elements of our 2018 annual compensation program for our non-employee directors. No changes were made to director compensation levels or structure for 2018.

2018 Annual Compensation Elements	Amount
Board Retainer	$87,500
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Annual Restricted Stock Unit Grant Value	$137,500

All retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year.

The annual restricted stock unit grant vests on the first anniversary of the grant date and entitles the director to receive shares of our common stock upon vesting. Directors may elect to defer receipt of common stock upon vesting in five-year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual restricted stock unit grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors.

Director Compensation Review

At the end of 2018, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, reviewed the design and competitiveness of our non-employee director compensation program. The Nominating and Corporate Governance Committee considered input from the Compensation Committee’s independent compensation consultant and market data for the post-May 2018 peer group of companies that the Compensation Committee uses for determining executive compensation as set forth in the “Compensation Discussion and Analysis - Comparison to Relevant Peer Group” section of this proxy statement. Upon review, the Nominating and Corporate Governance Committee determined that the design of the Company’s non-employee director compensation program continued to be aligned with market trends, but the total compensation was below the median of the peer group. The Nominating and Corporate Governance Committee recommended, and the Board approved, the following increases for 2019 to align director compensation with the market median range: (1) the cash retainer for Board service was increased by $15,000 to $102,500; (2) the Nominating and Corporate Governance Committee Chair retainer was increased by $10,000 to $20,000; and (3) the annual restricted stock unit grant value was increased by $15,000 to $152,500, with pro rata vesting if a director does not stand for reelection at an annual meeting during the vesting period. The Nominating and Corporate Governance Committee also recommended, and the Board approved, an increase in the Board stock ownership guidelines from $500,000 to five times the Board cash retainer (equal to $512,500 for 2019).

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least five times the Board cash retainer. Until such guideline is met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program. As of the record date, all of our non-employee directors were in compliance with the Company’s stock ownership guideline.

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Hedging, Short Sales and Pledging Policies

Our directors are prohibited from hedging and short sales transactions with respect to our securities. In addition, our directors are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance – Hedging, Short Sales and Pledging Policies.”

2018 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2018.

	Fees earned
	or paid in cash	Stock Awards	Total
Name	($)	($)(1)(2)	($)
Virginia C. Addicott	107,500	137,500	245,000
Steven W. Alesio	102,500	137,500	240,000
Barry K. Allen	97,500	137,500	235,000
James A. Bell	87,500	137,500	225,000
Benjamin D. Chereskin	87,500	137,500	225,000
Lynda M. Clarizio	87,500	137,500	225,000
Paul J. Finnegan(3)	87,500	137,500	225,000
David W. Nelms	87,500	137,500	225,000
Joseph R. Swedish	87,500	137,500	225,000
Donna F. Zarcone	87,500	137,500	225,000
(1)	Stock Awards. The amounts reported represent the grant date fair value of restricted stock units granted in 2018, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each above director on December 31, 2018, including restricted stock units on which settlement has been deferred and restricted stock units acquired through the deemed reinvestment of dividend equivalents:

Restricted Stock Units Outstanding
Name	(#)
Virginia C. Addicott	7,847
Steven W. Alesio	16,683
Barry K. Allen	16,683
James A. Bell	11,033
Benjamin D. Chereskin	4,277
Lynda M. Clarizio	1,891
Paul J. Finnegan	1,891
David W. Nelms	16,683
Joseph R. Swedish	1,891
Donna F. Zarcone	16,683

(3)	In 2018, Mr. Finnegan’s cash compensation for Board service was paid to Madison Dearborn Partners, LLC.

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STOCK OWNERSHIP

Ownership of Our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2019 and restricted stock units that are currently vested but deferred or that will be settled into shares within 60 days of March 1, 2019 are deemed to be outstanding and beneficially owned by the person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 1, 2019 and the percentage of beneficial ownership is based on 146,842,561 shares of common stock outstanding as of March 1, 2019.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Christine A. Leahy	199,141	*	Includes 126,843 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2019.
Thomas E. Richards	1,681,688	1.1%	Includes 1,054,425 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2019.
Collin B. Kebo	98,843	*	Includes 50,729 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2019. Also includes 22,162 shares held by The Collin B Kebo Revocable Trust which are deemed to be beneficially owned by Mr. Kebo.
Christina M. Corley	157,387	*	Includes 113,169 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2019.
Douglas E. Eckrote	234,546	*	Includes 82,265 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2019.
Virginia C. Addicott	7,847	*	Includes 7,847 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Steven W. Alesio	16,683	*	Includes 14,791 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting. Also includes 1,891 restricted stock units that will be settled into shares within 60 days of March 1, 2019.
Barry K. Allen	36,617	*	Includes 16,683 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
			Also includes 1,854 shares held by Allen Enterprises LLC, a limited liability company of which Mr. Allen is the sole member.

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Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
James A. Bell	16,713	*	Includes 11,033 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Benjamin D. Chereskin	206,160	*	Includes 4,277 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting. Also includes 175,163 shares held by the Chereskin Family Dynasty Trust and 6,936 shares held by the Benjamin D Chereskin Dynasty Trust which are deemed to be beneficially owned by Mr. Chereskin.
Lynda M. Clarizio	7,653	*	Includes 1,891 restricted stock units that will be settled into shares within 60 days of March 1, 2019.
Paul J. Finnegan	20,540	*	Includes 1,891 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting. Also includes 8,141 shares indirectly owned by Glen Lake Partners LP. Mr. Finnegan is the trustee of Glen Lake Partners Management Trust I, a general partner of Glen Lake Partners, L.P. Mr. Finnegan's wife, Mary M. Finnegan, is the trustee of Glen Lake Partners Management Trust II, the other general partner of Glen Lake Partners, L.P.
David W. Nelms	16,683	*	Includes 16,683 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Joseph R. Swedish	9,354	*	Includes 1,891 restricted stock units that will be settled into shares within 60 days of March 1, 2019.
Donna F. Zarcone	23,689	*	Includes 16,683 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
All directors and executive officers as a group (23 persons)	3,337,432	2.25%	Includes 89,888 vested restricted stock units held by directors on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting, and 5,674 restricted stock units held by directors that will be settled into shares within 60 days of March 1, 2019. Also includes 1,715,728 shares subject to options held by executive officers currently exercisable or exercisable within 60 days of March 1, 2019.

* Denotes less than 1.0%

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Principal Stockholders

	Aggregate Number of Shares	Percent of
Name	Beneficially Owned	Outstanding Shares
The Vanguard Group(1)	15,307,385	10.20%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.(2)	11,724,958	7.8%
55 East 52nd Street
New York, New York 10055
Wellington Management Group LLP(3)	9,008,169	6.01%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210
(1)	This information is based on a Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2019 reporting beneficial ownership as of December 31, 2018. The Vanguard Group reported that it has sole voting power with respect to 113,348 shares of our common stock, shared voting power with respect to 31,128 shares of our common stock, sole dispositive power with respect to 15,162,490 shares of our common stock and shared dispositive power with respect to 144,895 shares of our common stock.
(2)	This information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2019 reporting beneficial ownership as of December 31, 2018. BlackRock, Inc. reported that it has sole voting power with respect to 10,212,411 shares of our common stock and sole dispositive power with respect to 11,724,958 shares of our common stock.
(3)	This information is based on a Schedule 13G filed by Wellington Management Group LLP with the SEC on February 14, 2019 reporting beneficial ownership as of December 31, 2018. Wellington Management Group LLP reported that it has shared voting power with respect to 6,784,909 shares of our common stock and shared dispositive power with respect to 9,008,169 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock. Based upon a review of these reports and inquiries we have made, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2018 were filed on a timely basis.

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PROPOSAL 2—Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2018 Annual Meeting of Stockholders, approximately 95% of votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2018 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2018 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our executive compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

•	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.
•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

The Board of Directors recommends a vote FOR approval on an advisory basis of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related disclosure and tables in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for 2018 and our executive compensation philosophies and objectives.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”). Our Named Executive Officers were:

Name	Title
Christine A. Leahy	President and Chief Executive Officer
Thomas E. Richards	Executive Chairman
Collin B. Kebo	Senior Vice President and Chief Financial Officer
Christina M. Corley	Chief Operating Officer
Douglas E. Eckrote	Senior Vice President – Small Business Sales and eCommerce

Effective December 31, 2018, Mr. Richards retired as President and Chief Executive Officer of the Company and Ms. Leahy succeeded Mr. Richards in such roles, effective January 1, 2019. Since his retirement as our President and Chief Executive Officer, Mr. Richards has continued to serve as the Company’s Executive Chairman. In addition, Ms. Corley assumed the role of Chief Operating Officer of the Company, also effective as of January 1, 2019. Please see the “Management Transition Compensation” section of this CD&A for further information regarding compensation adjustments made in connection with the 2019 management transition. References in the CD&A to the Chief Executive Officer refer to Mr. Richards since he served in that role throughout 2018.

This CD&A is divided into three sections:

Overview	•	2018 Business Highlights
	•	Our Executive Compensation Program
	•	Our Executive Compensation Practices
	•	2018 Say-on-Pay Vote
What We Pay and Why	•	2018 Executive Compensation Decisions
	•	Alignment of Executive Compensation Program with Operational Performance
	•	Base Salary
	•	Annual Cash Incentive Awards
	•	Long-Term Incentive Program
	•	Other Elements of Our 2018 Executive Compensation Program
	•	Management Transition Compensation
How We Make Executive Compensation Decisions	•	Our Executive Compensation Philosophies and Objectives
	•	Role of the Board, Compensation Committee and our Executive Officers
	•	Guidance from Independent Compensation Consultant
	•	Comparison to Relevant Peer Group

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OVERVIEW

2018 Business Highlights

Our 2018 performance demonstrated the strength of our business model as we profitably captured market share while continuing to invest in our future. For the year, we delivered:

•	Net sales growth of 9.5% on a reported basis and 9.2% in constant currency
•	Adjusted EBITDA growth of 9.8%
•	GAAP net income per diluted share growth of 26.7% and Non-GAAP net income per diluted share growth of 35.1%
•	Free cash flow of over $750 million

* Net Sales for 2017 have been adjusted to reflect the Company’s adoption of ASC 606. The Company adopted ASC 606 on January 1, 2018 under the full retrospective method.

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

We believe our 2018 results, strategic progress and capital allocation actions were recognized by the stock market. The following chart shows how a $100 investment in the Company’s common stock at market close on December 31, 2013 would have grown to $364 at market close on December 31, 2018, with dividends reinvested quarterly. The chart also shows CDW’s significant outperformance versus the S&P Mid Cap 400 Index ($100 investment would have grown to $124) and the Company’s post-May 2018 compensation peer group as set forth in the “Comparison to Relevant Peer Group” section of this CD&A ($100 investment would have grown to $127) over the same period, with dividends reinvested quarterly.

For additional information regarding 2018 business highlights, please see the “Proxy Summary”.

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The Company’s strong performance in 2018, including its adjusted EBITDA, non-GAAP net income per diluted share and free cash flow performance, contributed to above target results under the Company’s 2018 annual cash bonus program and 2016 performance-based equity awards. Please see the “Annual Cash Incentive Awards” and “Long-Term Incentive Programs” sections of this CD&A for further information regarding these programs, including the award opportunities, performance measures and program results.

Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results and is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

The chart below illustrates the pay for performance design of our 2018 executive compensation program. For 2018, approximately 88% of the target compensation of our Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

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Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
Long-term objectives aligned with the creation of stockholder value
Target total compensation at the competitive market median
Market comparison of executive compensation against a relevant peer group
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote

We do not have tax gross-ups*
We do not have executive perquisites*
We do not have an enhanced severance multiple upon a change in control
We do not have excessive severance benefits
We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan
We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval
*Excludes legacy payments for tax preparation, tax equalization and the related tax gross-ups on these payments made to Mr. Kebo in connection with an expatriate assignment prior to his appointment as an executive officer.

2018 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 95% of the votes cast for the Company’s say-on-pay vote at our 2018 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2018 say-on-pay vote.

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WHAT WE PAY AND WHY

2018 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below under “Our Executive Compensation Philosophies and Objectives,” in determining the 2018 adjustments to executive compensation levels and the mix of compensation elements for each Named Executive Officer, the Compensation Committee and our Chief Executive Officer (in making recommendations regarding Named Executive Officer compensation other than his own) considered each Named Executive Officer’s prior performance, Company performance, the compensation levels paid to similarly situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices, and input from the Compensation Committee’s independent compensation consultant. In approving 2018 compensation adjustments, the Compensation Committee in particular made compensation adjustments designed to support executive succession planning and to further align Named Executive Officer compensation with the competitive median. Finally, consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with stockholders through the risks and rewards of equity ownership, the Compensation Committee allocated the majority of the total target direct compensation increases for Ms. Leahy and Mr. Richards to their target equity grant levels.

Alignment of Executive Compensation Program with Operational Performance

Our executive compensation program is designed to drive sustained meaningful profitable growth and shareholder value creation by aligning all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s operational performance and shareholder value creation. By using performance goals under the Company’s incentive programs that are based on EBITDA, earnings per share and free cash flow, as adjusted in accordance with the terms of the awards, as well as market share gains, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing profitability, top-line growth and cash flow generation.

To drive performance against our program goals, when communicating the goals to the senior management team, the Company includes extensive communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s financial performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the competitive market median of salaries for executives in similar positions. Aligned with our compensation philosophies and objectives, a significant portion of each Named Executive Officer’s annual target cash compensation is at risk, to provide a strong connection between pay and performance. Accordingly, in 2018, our Chief Executive Officer’s annual target cash compensation was weighted 36% base salary and 64% annual incentive target. The table below sets forth the 2018 base salary level for each of our Named Executive Officers:

Named Executive Officer	2018 Base Salary
Christine A. Leahy	$510,268
Thomas E. Richards	$1,000,000
Collin B. Kebo	$410,000
Christina M. Corley	$371,379
Douglas E. Eckrote	$447,188

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Annual Cash Incentive Awards

We provide our senior management with short-term incentive compensation through our annual cash bonus program, the Senior Management Incentive Plan (“SMIP”). Short-term compensation under SMIP represents a majority of each Named Executive Officer’s total target cash compensation opportunity in a given year.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range.

2018 SMIP Pay for Performance Alignment

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. Factors considered by the Compensation Committee in establishing the performance goals include U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments.

For 2018, the Compensation Committee established the following goals and payout levels under SMIP, which are consistent with the SMIP design in previous years:

•	The Compensation Committee chose adjusted EBITDA and market share growth (based upon sales) as our SMIP performance goals. The Compensation Committee chose this combination of performance goals because together they take into account not only our absolute performance but also performance relative to the market.
•	Adjusted EBITDA performance goal was set at $1,247 million, which was based on a growth rate above U.S. IT market growth rate expectations. When establishing the performance goals under SMIP, the Compensation Committee determined to exclude the items set forth in the adjusted EBITDA reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude the effect of currency fluctuations from the payout calculations as the Compensation Committee believed that compensation should not be based on factors outside of the control of the SMIP participants. Under this plan design, performance goals and results are calculated using exchange rates determined at the time the performance goals were established.
•	No payout unless 2018 adjusted EBITDA at or above reported 2017 adjusted EBITDA.
•	Payout range from 0% to 200% of target awards for performance against the adjusted EBITDA performance goal.
•	Market share governor would reduce EBITDA-based payouts at all performance levels unless we gained market share.
•	Performance modifier allowed an increase or decrease of up to 15% of a participant’s bonus target based on performance-related factors.

The threshold, target and maximum payout opportunities under the SMIP payout curve are set forth below:

	Adjusted EBITDA performance goal(2)		Market share governor(3)
Payout opportunity(1)	Adjusted EBITDA (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$1,372	110%	200%	180%
Adjusted EBITDA Target	$1,247	100%	100%	90%
Threshold	$1,186	95.1%	25%	15%
(1)	Payouts are determined based on various performance achievement levels for adjusted EBITDA and market share changes. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.
(2)	See Appendix A for a reconciliation of adjusted EBITDA to net income.
(3)	Market share changes were measured internally based on data from three industry surveys and reports.

2018 SMIP Results and Payouts

Our 2018 adjusted EBITDA measured on a constant currency basis was $1,301 million, and the Compensation Committee determined that we had achieved 104.3% of our adjusted EBITDA performance goal. In addition, based upon industry surveys and reports (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 143.3% of their 2018 SMIP targets. Based on the management team’s strong execution and the Company’s overall performance in 2018, the Compensation Committee applied the SMIP performance modifier to increase 2018 SMIP payouts by 15% of each Named Executive Officer’s bonus target.

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The table below sets forth the SMIP bonus targets and payouts to each of our Named Executive Officers based upon 2018 performance:

Named Executive Officer	SMIP Bonus Target	Calculated SMIP Payout
Christine A. Leahy	$650,335	$1,029,480
Thomas E. Richards	$1,750,000	$2,770,250
Collin B. Kebo	$422,000	$668,026
Christina M. Corley	$484,498	$766,961
Douglas E. Eckrote	$592,211	$937,470

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards and restricted stock units. The Compensation Committee’s objectives for the 2018 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.
•	Establish a direct link between compensation and the achievement of longer-term financial objectives.
•	Retain the services of executives through multi-year vesting provisions.

For 2018, the annual long-term incentive grant was delivered in the form of performance share units (“PSUs”) and stock options, with the following key elements to drive Company performance and align with stockholder interests:

Performance Share Units	•	50% of target long-term incentive opportunity
	•	2018-2020 performance period with 0-200% payout curve (threshold payout of 50%)
	•	Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted free cash flow (“adjusted FCF”) and (2) cumulative annual non-GAAP net income per diluted share (“adjusted EPS”) performance goals, each calculated as described below and weighted equally
Stock Options	•	50% of target long-term incentive opportunity
	•	Only have value if CDW stock price increases
	•	Vest in 1/3 annual increments with 10 year maximum term

2018 Long-Term Incentive Program Pay for Performance Alignment

For 2018, 100% of the long-term incentive awards granted to the Named Executive Officers consisted of performance-based equity awards. Stock options have value to an award recipient only if our stock price appreciates, while PSUs have value if and only to the extent that the pre-established quantitative performance metrics relating to adjusted FCF and adjusted EPS, as described below and weighted equally, are achieved during the three-year performance period. The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the PSUs because it believes successful performance against these measures promotes the creation of long-term shareholder value. In selecting these metrics, the Company focused on earnings and cash flow as critical measures of operational success, but distinguished the PSU metrics from the SMIP metric (adjusted EBITDA). By including interest, taxes, depreciation and amortization in the measure of earnings, and including interest, taxes and working capital in the measure of cash flow, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value. Consistent with the SMIP design, the performance goals under the 2018 PSU awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants. Under this plan design, the performance goals and results will be calculated using exchange rates determined at the time the performance goals were established. The Committee established the payout curves for the PSUs to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

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Under the PSU agreements, adjusted EPS and adjusted FCF are generally calculated as follows:

*	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses. Free cash flow is defined as net cash from operating activities minus capital expenditures plus or minus net change in accounts payable–inventory financing each year during the performance period.
**	The impact of extraordinary, unusual, infrequently occurring, non-recurring and unanticipated events will be excluded, such as severance expenses attributable to a reduction in force; asset impairments, reserves for uncertain tax positions and reserves for loss contingencies (or payments for settlements or judgments), each as determined under GAAP; and the effect of any change in tax laws, accounting principles or other laws or regulations affecting results.

Setting Award Levels under 2018 Long-Term Incentive Program

In determining the 2018 long-term incentive award levels for Named Executive Officers, the Compensation Committee compared the target total direct compensation of each Named Executive Officer to the competitive market median. Consistent with the Company’s long-standing compensation philosophy of aligning executive officers’ interests with stockholders through the risks and rewards of equity ownership, the Compensation Committee allocated the majority of the total target direct compensation increases for Ms. Leahy and Mr. Richards to their target equity grant levels. The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each Named Executive Officer under our 2018 long-term incentive program, which was delivered 50% in PSUs and 50% in stock options:

Executive	Amount
Christine A. Leahy	$1,200,000
Thomas E. Richards	$5,250,000
Collin B. Kebo	$600,000
Christina M. Corley	$900,000
Douglas E. Eckrote	$525,000

2016 Long-Term Incentive Program Results and Payouts

Under the terms of the performance awards granted as part of the 2016 long-term incentive program, 2018 represented the final year of the three-year performance period for the 2016 performance awards. The 2016 performance awards were granted in the form of performance shares for all then-serving Executive Committee members (all of the Named Executive Officers other than Mr. Kebo) and in the form of performance share units for all other performance award recipients. The 2016 performance awards vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2016-2018 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in 2016 based on the Company’s strategic plans at the time. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 50% of target.

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The threshold, target and maximum payout opportunities under the 2016 performance award payout curve are set forth below:

		2016-2018 Performance Goals(1)
		Adjusted Earnings Per Share		Adjusted Free Cash Flow
Payout opportunity(2)	Payout (% of target)	Adjusted Earnings Per Share	% attainment of performance goal	Adjusted Free Cash Flow (in millions)	% attainment of performance goal
Maximum	200%	$12.59	115%	$1,593	115%
Target	100%	$10.95	100%	$1,385	100%
Threshold	50%	$9.82	89.7%	$1,177	85%
(1)	Under the terms of the 2016 performance award agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2018 PSU awards.
(2)	Payouts are determined based on various performance achievement levels for adjusted EPS and adjusted FCF. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.

For the 2016-2018 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $11.67 and $1,876 million, respectively, resulting in the vesting level for the 2016 performance awards at approximately 172% of target. The table below sets forth the target number of shares subject to the 2016 performance awards and the number of shares earned based on actual performance during the 2016 - 2018 performance period:

Named Executive Officer	2016 Target Shares (#)	Shares Earned under 2016 Performance Award (#)(1)
Christine A. Leahy	11,309	19,444
Thomas E. Richards	50,264	86,421
Collin B. Kebo	3,770	6,482
Christina M. Corley	8,168	14,044
Douglas E. Eckrote	5,655	9,723
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2018, are reported in the 2018 Stock Vested Table.

Other Elements of Our 2018 Executive Compensation Program

Severance Arrangements

During 2018, the Named Executive Officers were each subject to a compensation protection agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company (the “Compensation Protection Agreements”). The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for a three-year fixed term, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

As noted above, Mr. Richards retired as President and Chief Executive Officer of the Company, effective December 31, 2018, and continues to serve as Executive Chairman of the Company. Effective, January 1, 2019, Ms. Leahy succeeded Mr. Richards as President and Chief Executive Officer of the Company. In connection with these events, in December 2018, the Company entered into an Amended and Restated Compensation Protection Agreement with each of Ms. Leahy and Mr. Richards, the principal purpose of which was to modify their existing agreements to reflect their new positions. These agreements became effective as of January 1, 2019.

Ms. Leahy’s Compensation Protection Agreement was amended to reflect her promotion to President and Chief Executive Officer of the Company and appointment to the Board, in each case effective as of January 1, 2019. In particular, the agreement was amended to (i) specify that the Company will propose Ms. Leahy for re-election to the Board at such times as are necessary for Ms. Leahy to remain a member of the Board during the term of the agreement, and (ii) provide Ms. Leahy with the same post-termination medical plan access benefit that is available to Mr. Richards. Under this benefit, if Ms. Leahy’s employment is terminated for any reason other than a termination by the Company for “cause,” then upon the expiration of any continued medical coverage period under her Amended and Restated Compensation Protection Agreement and the COBRA continuation coverage period, Ms. Leahy and her spouse and dependents are entitled to continued access

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to the Company’s medical plan until Ms. Leahy and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the Amended and Restated Compensation Protection Agreement), with the full cost of such continued coverage to be paid by Ms. Leahy.

Mr. Richards’ Compensation Protection Agreement was amended to (i) provide for a base salary of $500,000 and target annual bonus under SMIP of $875,000 during the term of the agreement (i.e., the period from January 1, 2019 through December 31, 2019), and (ii) modify the severance benefits payable upon a “qualifying termination” to consist of (1) a payment equal to the total remaining amount of base salary that Mr. Richards would have received if his employment had continued through the remainder of the term, (2) a payment of Mr. Richards’ SMIP bonus for the term of the agreement, based on the attainment of actual performance goals, and (3) continuation of certain health and welfare benefits through the end of the term (or, if earlier, the date that Mr. Richards becomes eligible for each such type of insurance coverage from a subsequent employer). Mr. Richards’ Compensation Protection Agreement was also amended to specify that (i) the Company will propose Mr. Richards for re-election to the Board at such times as are necessary for Mr. Richards to remain a member of the Board during the term of the agreement, and (ii) Mr. Richards will not be eligible to receive any grants of equity-based compensation awards during the term of the agreement.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including a quantification of benefits that would have been received by each Named Executive Officer had his or her employment terminated on December 31, 2018, is provided under “2018 Potential Payments upon Termination or Change in Control.”

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan or other similar benefits to our coworkers. Similarly, we do not provide nonqualified retirement programs or perquisites that are often provided at other companies to executive officers.

Clawback Policy

The Compensation Committee adopted a clawback policy in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing law, require reimbursement of that portion of any cash bonus paid to, or performance shares/units earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee has adopted stock ownership guidelines requiring ownership of six times base salary for our Chief Executive Officer and Executive Chairman, five times base salary for our Chief Operating Officer and three times base salary for our other executive officers. Until the guideline is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. As of the record date, all of our Named Executive Officers were in compliance with the Company’s stock ownership guideline.

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance - Hedging, Short Sales and Pledging Policies.”

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Management Transition Compensation

In connection with the 2019 management transition described above, Ms. Leahy’s annual base salary and 2019 target annual bonus were increased to $850,000 and $1,190,000, respectively, and she will be eligible to receive a 2019 target annual long-term incentive award equal to $3,500,000. Mr. Richards’ base salary and 2019 target annual bonus were reduced to $500,000 and $875,000, respectively, and he is not eligible to receive a 2019 annual long-term incentive award. Upon Ms. Corley’s promotion to Chief Operating Officer, Ms. Corley’s annual base salary and 2019 target annual bonus were increased to $500,000 and $700,000, respectively, and she will be eligible to receive a 2019 target annual long-term incentive award equal to $1,800,000. Consistent with the Compensation Committee’s approach in setting annual compensation levels, in determining these compensation adjustments, the Compensation Committee considered each Named Executive Officer’s prior performance, Company performance, the compensation levels paid to similarly situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices, and input from the Compensation Committee’s independent compensation consultant.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that would continue to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of the Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

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Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. With respect to 2018, the Compensation Consultant provided services related to the review of 2018 compensation adjustments, including a review of peer group compensation data, awards under our long-term incentive program, the setting of performance goals in our variable incentive plans including the payout leverage for results above and below the target performance levels, an analysis of the relationship between CDW’s pay and performance relative to peers, trends and tax and regulatory developments with respect to executive compensation, our compensation peer group, the compensation adjustments made in connection with the 2019 management transition discussed above, our compensation protection agreements and our non-employee director compensation program and assistance with this CD&A. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any services to the Company with respect to 2018. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers companies that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or enterprise value
Operates in a business-to-business distribution environment
Member of the technology industry
Similar customers (i.e., business, government, healthcare, and education)
Services and/or solutions provider
Similar EBITDA margins
Similar percentage of international sales
The Company is frequently identified as a peer by the other peer companies or the leading proxy advisory firms
Identified by the Company as a competitor

For 2018 compensation decisions, the Compensation Committee utilized the peer group set forth below, which was the same peer group used by the Compensation Committee with respect to 2017 compensation decisions. Based on data compiled by the Compensation Consultant at the time of the peer group review, our revenues and EBITDA were between the median and 75th percentile of our peer group.

Our Pre-May 2018 Compensation Peer Group
Accenture plc	Henry Schein, Inc.
Anixter International, Inc.	Insight Enterprises, Inc.
Arrow Electronics, Inc.	Owens & Minor, Inc.
Avnet, Inc.	Patterson Companies, Inc.
CGI Group Inc.	SYNNEX Corporation
Essendant, Inc.	W.W. Grainger, Inc.
Genuine Parts Company	Wesco International, Inc.

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During 2018, the Compensation Consultant presented a revised peer group to better reflect the Company’s evolving business model as a distributor with a significant services and solutions presence and to better align the peer companies with the size of the Company. After reviewing the recommendations of the Compensation Consultant, in May 2018, the Compensation Committee approved a revised peer group to be used for evaluating compensation decisions following such approval, including the December 2018 compensation decisions made in connection with the management transition discussed above. This revised peer group consists of the same peer group as set forth above, but with (i) the addition of Cognizant Technology Solutions Corporation, DXC Technology Company, LKQ Corporation and Tech Data Corporation and (ii) the deletion of Accenture plc, Essendant, Inc. and Owens & Minor, Inc. The post-May 2018 peer group is as follows:

Our Post-May 2018 Compensation Peer Group
Anixter International, Inc.	Insight Enterprises, Inc.
Arrow Electronics, Inc.	LKQ Corporation
Avnet, Inc.	Patterson Companies, Inc.
CGI Group Inc.	SYNNEX Corporation
Cognizant Technology Solutions Corporation	Tech Data Corporation
DXC Technology Corporation	W.W. Grainger, Inc.
Genuine Parts Company	Wesco International, Inc.
Henry Schein, Inc.

The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon Hewitt provides revenue size-adjusted competitive data from its general industry database. In reviewing the size-adjusted data from the Aon Hewitt general industry database, the Compensation Committee does not review data from the specific companies included in the database. For Mr. Richards, the peer group was the primary market data source for evaluating 2018 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data and compensation survey data when evaluating the 2018 base salary, annual cash incentive opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Steven W. Alesio, Chair

Barry K. Allen

Lynda M. Clarizio

Paul J. Finnegan

Joseph R. Swedish

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2018 EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table provides information regarding the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our “Named Executive Officers” for fiscal year ended December 31, 2018 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2017 and 2016.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christine A. Leahy(5) President and Chief Executive Officer	2018	506,188	—	599,972	608,967	1,029,480	9,755	2,754,362
	2017	481,847	—	500,002	501,642	530,625	11,422	2,025,538
	2016	443,289	—	449,985	290,084	502,516	10,698	1,696,572
Thomas E. Richards(5) Executive Chairman	2018	990,769	—	2,624,989	2,664,242	2,770,250	11,049	9,061,299
	2017	940,961	—	2,249,980	2,257,385	1,525,961	12,716	6,987,003
	2016	888,461	—	2,000,005	1,289,272	1,561,768	11,992	5,751,498
Collin B. Kebo	2018	408,846	—	299,986	304,484	668,026	51,143	1,732,485
Senior Vice President and Chief Financial Officer
Christina M. Corley(5) Chief Operating Officer	2018	369,551	—	449,979	456,733	766,961	9,453	2,052,677
	2017	355,183	—	425,022	426,391	394,841	11,120	1,612,557
Douglas E. Eckrote Senior Vice President, Small Business Sales and eCommerce	2018	442,757	—	262,506	266,421	937,470	9,755	1,918,909
	2017	419,222	—	249,972	250,815	565,664	11,422	1,497,095
	2016	396,635	39,000	225,012	145,042	663,751	10,698	1,480,138

(1)	Stock awards. The amounts reported in this column represent the grant date fair value of performance share units and performance shares granted in the applicable year, calculated in accordance with ASC 718. The amount included in 2018 for the performance share unit awards are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2018 performance share unit awards, the maximum value of these awards at the grant date would be as follows: Ms. Leahy-$1,199,944; Mr. Richards-$5,249,978; Mr. Kebo-$599,972; Ms. Corley-$899,958; and Mr. Eckrote-$525,012. See Note 12 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2018 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(2)	Option awards. The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with ASC 718. See Note 12 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(3)	Non-equity incentive plan compensation. The amounts reported for 2018 represent cash awards paid to the Named Executive Officers under the SMIP. Please see the CD&A for further information regarding the 2018 SMIP. The amounts reported for 2017 represent cash awards that were approved for payout by the Compensation Committee based on 2017 performance under the SMIP. As previously disclosed, the Named Executive Officers elected to waive their 2017 SMIP bonuses reported above based upon execution issues related to year-end supply chain challenges that the leadership team believed could have been managed more effectively.
(4)	All other compensation. “All Other Compensation” consists of (i) Company-paid supplemental disability premiums for each of the Named Executive Officers, (ii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers and (iii) for 2018, legacy payments for tax preparation, tax equalization and the related tax gross-ups on these payments ($31,780) made to Mr. Kebo in 2018 in connection with an expatriate assignment prior to his appointment as an executive officer.
(5)	Management Transition. As noted in the CD&A, Mr. Richards retired as our President and Chief Executive Officer, effective December 31, 2018, and continues to serve as Executive Chairman. Effective January 1, 2019, Ms. Leahy assumed the positions of President and Chief Executive Officer, and Ms. Corley assumed the position of Chief Operating Officer.

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2018 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2018 under the SMIP and the annual equity awards received by our Named Executive Officers in 2018 under the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (“2013 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value of Stock
								Securities Underlying	Price of Option	and Option
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)(3)	Awards ($)	Awards ($)(4)
Christine A. Leahy	—	97,550	650,335	1,300,670	—	—	—	—	—	—
	2/27/2018	—	—	—	4,082	8,164	16,328	—	—	599,972
	2/27/2018	—	—	—	—	—	—	41,230	73.49	608,967
Thomas E. Richards	—	262,500 1,750,000		3,500,000	—	—	—	—	—	—
	2/27/2018	—	—	—	17,860	35,719	71,438	—	—	2,624,989
	2/27/2018	—	—	—	—	—	—	180,382	73.49	2,664,242
Collin B. Kebo	—	63,300	422,000	844,000	—	—	—	—	—	—
	2/27/2018	—	—	—	2,041	4,082	8,164	—	—	299,986
	2/27/2018	—	—	—	—	—	—	20,615	73.49	304,484
Christina M. Corley	—	72,675	484,498	968,996	—	—	—	—	—	—
	2/27/2018	—	—	—	3,062	6,123	12,246	—	—	449,979
	2/27/2018	—	—	—	—	—	—	30,923	73.49	456,733
Douglas E. Eckrote	—	88,832	592,211	1,184,422	—	—	—	—	—	—
	2/27/2018	—	—	—	1,786	3,572	7,144	—	—	262,506
	2/27/2018	—	—	—	—	—	—	18,038	73.49	266,421

(1)	These amounts represent threshold, target and maximum cash award levels set in 2018 under the SMIP. The amount actually paid to each Named Executive Officer under SMIP is reported as Non-Equity Incentive Plan Compensation in the 2018 Summary Compensation Table.
(2)	These amounts represent the threshold, target and maximum performance share units granted under the 2013 LTIP. For actively employed executives, these performance share units are scheduled to vest on December 31, 2020, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2018-2020 performance period. The number of units subject to a performance share unit award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying performance share units. Please see the CD&A for further information regarding this award.
(3)	These amounts represent stock options granted under the 2013 LTIP. For actively employed executives, these options vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	The amounts reported represent the grant date fair value associated with the grant of these performance share units and stock option awards, as computed in accordance with ASC 718. In the case of the performance share units, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 12 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(7)
Christine A. Leahy	20,140	—	24.29	2/25/2024	—	—	—	—
	31,754	—	37.79	2/19/2025	—	—	—	—
	22,618(1)	11,310(1)	39.79	3/2/2026	—	—	—	—
	13,639(2)	27,278(2)	58.90	2/28/2027	—	—	8,676.56(5)	703,235
	—	41,230(3)	73.49	2/27/2028	—	—	8,253.34(6)	668,933
Thomas E. Richards	416,096	—	17.00	12/12/2022	—	—	—	—
	200,700	—	24.29	2/25/2024	—	—	—	—
	138,926	—	37.79	2/19/2025	—	—	—	—
	100,528(1)	50,264(1)	39.79	3/2/2026	—	—	—	—
	61,375(2)	122,751(2)	58.90	2/28/2027	—	—	39,043.96(5)	3,164,513
	—	180,382(3)	73.49	2/27/2028	—	—	36,109.86(6)	2,926,704
Collin B. Kebo	10,807	—	24.29	2/25/2024	—	—	—	—
	8,534	—	37.79	2/19/2025	—	—	—	—
	1,582	—	42.68	12/14/2025	—	—	—	—
	7,539(1)	3,770(1)	39.79	3/2/2026	—	—	—	—
	4,091(2)	8,184(2)	58.90	2/28/2027	—	—	—	—
	3,443(4)	6,886(4)	70.00	11/2/2027	—	—	4,776.18(5)	387,109
	—	20,615(3)	73.49	2/27/2028	—	—	4,126.68(6)	334,467
Christina M. Corley	33,367	—	17.00	11/4/2021	—	—	—	—
	27,789	—	24.29	2/25/2024	—	—	—	—
	23,816	—	37.79	2/19/2025	—	—	—	—
	16,336(1)	8,168(1)	39.79	3/2/2026	—	—	—	—
	11,593(2)	23,186(2)	58.90	2/28/2027	—	—	7,375.42(5)	597,778
	—	30,923(3)	73.49	2/27/2028	—	—	6,190.00(6)	501,700
Douglas E. Eckrote	27,789	—	24.29	2/25/2024	—	—	—	—
	17,862	—	37.79	2/19/2025	—	—	—	—
	11,309(1)	5,655(1)	39.79	3/2/2026	—	—	—	—
	6,819(2)	13,639(2)	58.90	2/28/2027	—	—	4,337.76(5)	351,575
	—	18,038(3)	73.49	2/27/2028	—	—	3,611.10(6)	292,680

(1)	These stock options were awarded on March 2, 2016, and vested in one-third increments on each of the first through third year anniversaries of the date of grant.
(2)	These stock options were awarded on February 28, 2017, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	These stock options were awarded on February 27, 2018, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	These stock options were awarded on November 2, 2017, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	These performance share units were awarded on February 28, 2017 and vest on December 31, 2019, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2017-2019 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include performance share units acquired through the deemed reinvestment of dividend equivalents.
(6)	These performance share units were awarded on February 27, 2018 and vest on December 31, 2020, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2018-2020 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include performance share units acquired through the deemed reinvestment of dividend equivalents.
(7)	The market value of shares or units of stock that have not vested reflects a stock price of $81.05, our closing stock price on December 31, 2018.

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2018 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2018 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Christine A. Leahy	20,000	1,242,091	20,086	1,627,962
Thomas E. Richards	89,198	6,251,910	89,274	7,235,634
Collin B. Kebo	—	—	6,696	542,703
Christina M. Corley	149,300	9,943,650	14,507	1,175,808
Douglas E. Eckrote	—	—	10,044	814,052

(1)	The shares reported in this column represent shares acquired upon the vesting of performance awards granted on March 2, 2016 and which vested on December 31, 2018 based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2016-2018 performance period, including shares acquired through the deemed reinvestment of dividend equivalents through December 31, 2018. Performance award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value for the 2016 performance awards that vested on December 31, 2018 is based on a stock price of $81.05, our closing stock price on December 31, 2018.

2018 Potential Payments Upon Termination or Change in Control

During 2018, the Named Executive Officers were each subject to a compensation protection agreement that provided for certain severance benefits upon a qualifying termination of employment (the “Compensation Protection Agreements”). These severance arrangements have a three-year fixed term, with certain term extensions in the event of a “potential change in control” or “change in control” during the term. Each Named Executive Officer is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment arrangements that were in effect on December 31, 2018 and the equity award program as well as estimates of the payments and benefits each Named Executive Officer would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2018 and the closing price of a share of our common stock on December 31, 2018. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

This section describes the Compensation Protection Agreements in effect for Named Executive Officers in 2018.

For purposes of determining severance benefits under the Named Executive Officers’ Compensation Protection Agreements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination.

If the employment of a Named Executive Officer is terminated due to the Named Executive Officer’s death or disability, the Named Executive Officer or his or her estate, as applicable, is entitled to receive the following payments under his or her Compensation Protection Agreement: (1) accrued obligations as defined above and (2) an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the Named Executive Officer’s termination of employment.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the Named Executive Officer’s base salary; (4) payment of two times the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a

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change in control, the SMIP bonus will be equal to two times the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Named Executive Officer becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

If the employment of Mr. Richards is terminated for any reason other than a termination by the Company for “cause” (as defined in his Compensation Protection Agreement), upon the expiration of any continued medical coverage period under his Compensation Protection Agreement and the COBRA continuation coverage period, Mr. Richards and his spouse are entitled to continued access to the Company’s medical plan until each becomes eligible for Medicare (or the earlier occurrence of another event specified in his Compensation Protection Agreement), with the full cost of such continued access to be paid by Mr. Richards.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

As noted above, Ms. Leahy and Mr. Richards each entered into Amended and Restated Compensation Protection Agreements with the Company effective January 1, 2019, the principal purpose of which was to reflect their new positions. Ms. Leahy’s Compensation Protection Agreement was amended to provide Ms. Leahy with the same post-termination medical plan access benefit that is available to Mr. Richards. Under this benefit, if Ms. Leahy’s employment is terminated for any reason other than a termination by the Company for “cause,” then upon the expiration of any continued medical coverage period under her Amended and Restated Compensation Protection Agreement and the COBRA continuation coverage period, Ms. Leahy and her spouse and dependents are entitled to continued access to the Company’s medical plan until Ms. Leahy and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the Amended and Restated Compensation Protection Agreement), with the full cost of such continued coverage to be paid by Ms. Leahy. Mr. Richards’ Compensation Protection Agreement was amended to modify the severance benefits payable upon a “qualifying termination” to consist of (i) a payment equal to the total remaining amount of base salary that Mr. Richards would have received if his employment had continued through December 31, 2019, (ii) a payment of Mr. Richards’ 2019 SMIP bonus, based on the attainment of actual performance goals, and (iii) continuation of certain health and welfare benefits through December 31, 2019 (or, if earlier, the date that Mr. Richards becomes eligible for each such type of insurance coverage from a subsequent employer).

Outstanding Equity Awards

Under the terms of the 2018, 2017 and 2016 option awards, the options will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the Named Executive Officer’s retirement, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the Named Executive Officer continues to comply with restrictive covenants relating to non-competition, non-solicitation and confidentiality through the vesting period.

With respect to the outstanding performance share unit awards, upon a termination of employment due to death, disability or retirement, the Named Executive Officer will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the Named Executive Officer’s continued compliance with restrictive covenants relating to non-competition, non-solicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the Named Executive Officer’s employment is terminated without cause or due to good reason within 24 months following the change in control.

For purposes of the 2013 LTIP, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporation transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

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Potential Payments Upon a Qualifying Termination of Employment(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)	Welfare Benefits ($)(3)	Outplacement ($)(4)	Aggregate Payments ($)
Christine A. Leahy	3,079,496	—	33,696	20,000	3,133,192
Thomas E. Richards	7,540,500	—	28,030	20,000	7,588,530
Collin B. Kebo	2,156,052	—	32,788	20,000	2,208,840
Christina M. Corley	2,276,680	—	34,734	20,000	2,331,414
Douglas E. Eckrote	2,769,315	—	31,966	20,000	2,821,281

(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2018 multiplied by the 2018 SMIP payout percentage. Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2018, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2018 Summary Compensation Table as 2018 compensation.

(3)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

(4)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death, Disability or Retirement Table(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Christine A. Leahy	—	2,074,358	2,074,358
Thomas E. Richards	—	9,241,759	9,241,759
Collin B. Kebo	—	938,328	938,238
Christina M. Corley	—	1,650,111	1,650,111
Douglas E. Eckrote	—	1,003,740	1,003,740

(1)	As noted above, the terms of our outstanding equity awards include retirement vesting provisions and, as of December 31, 2018, Mr. Richards was our only Named Executive Officer eligible for retirement vesting under such equity awards. Under the terms of the 2018, 2017 and 2016 equity awards, Mr. Richards would continue to vest in his option grants and receive a prorated payout based on actual performance with respect to his performance awards upon retirement, provided that he continued to comply with non-competition, non-solicitation and confidentiality restrictive covenants during the vesting period.

(2)	The Named Executive Officers are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability and may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2018, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2018 Summary Compensation Table as 2018 compensation.

(3)	Represents the value of the accelerated vesting in the case of death or disability and continued vesting in the case of retirement (applicable to Mr. Richards only) of the 2018, 2017 and 2016 stock option awards and the pro rata vesting of the 2018 and 2017 performance share units, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $81.05 on December 31, 2018.

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Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine A. Leahy	2,051,756	2,754,725	33,696	20,000	4,860,177
Thomas E. Richards	5,071,431	12,247,732	28,030	20,000	17,367,193
Collin B. Kebo	1,474,087	1,290,342	32,788	20,000	2,817,217
Christina M. Corley	1,511,918	2,183,837	34,734	20,000	3,750,489
Douglas E. Eckrote	2,208,180	1,316,052	31,966	20,000	3,576,198

(1)	A qualifying termination means termination of the Named Executive Officer’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.” Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements. As noted above, effective January 1, 2019, Mr. Richards’ Compensation Protection Agreement was amended to modify the severance benefits payable upon a “qualifying termination” to consist of (i) a payment equal to the total remaining amount of base salary that Mr. Richards would have received if his employment had continued through December 31, 2019, (ii) a payment of Mr. Richards’ 2019 SMIP bonus, based on the attainment of actual performance goals, and (iii) continuation of certain health and welfare benefits through December 31, 2019 (or, if earlier, the date that Mr. Richards becomes eligible for each such type of insurance coverage from a subsequent employer).

(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control. Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2018, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2018 Summary Compensation Table as 2018 compensation.

(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $81.05 on December 31, 2018.

(4)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

(5)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Mr. Richards, our Chairman, President and Chief Executive Officer during 2018. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2018,

•	The median of the annual total compensation of all of our coworkers, other than Mr. Richards, was $89,164.

•	Mr. Richards’ annual total compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $9,061,299.

•	Based on this information, the ratio of the annual total compensation of Mr. Richards to the median of the annual total compensation of all coworkers is estimated to be 102 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Coworker

As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median employee that we used for purposes of preparing our 2017 pay ratio disclosure. Since December 1, 2017 (the date used to select the 2017 median employee), there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. For purposes of identifying the median coworker from our 2017 coworker population base of approximately 8,750 coworkers, we considered the gross cash compensation of all of our coworkers, as compiled from our payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our coworkers and is readily available in each country. In addition, we measured compensation for purposes of determining the median coworker using the 12-month period ending December 1, 2017. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2018	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	6,023,506(1)	$46.82(2)	5,651,925(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	6,023,506	$46.82	5,651,925

(1)	Includes 4,480,772 shares issuable pursuant to outstanding stock options, 339,018 shares issuable pursuant to outstanding restricted stock units (includes 76,647 vested restricted stock units on which settlement into shares has been deferred by certain of our non-employee directors and shares issuable pursuant to restricted stock units acquired through the deemed reinvestment of dividend equivalents) and 1,203,716 shares issuable pursuant to outstanding performance share units (assumes maximum achievement of the applicable performance goals (equivalent to 601,858 performance share units at target) and includes shares issuable pursuant to performance share units acquired through the deemed reinvestment of dividend equivalents) under our 2013 Long-Term Incentive Plan. Excludes 231,516 performance shares issued to the Company’s executive officers (assumes maximum achievement of the applicable performance goals (equivalent to 115,758 performance shares at target) and includes shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents).

(2)	Excludes restricted stock units and performance share units that convert to shares of common stock from determination of Weighted Average Exercise Price.

(3)	Includes 673,589 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 3—Ratification of Selection of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The Audit Committee approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. Ernst & Young LLP is currently the Company’s independent registered public accounting firm.

Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee recommend a vote FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

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AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.cdw.com. Each member of the Audit Committee is independent as defined in the listing standards of Nasdaq and under SEC rules and has been designated as an “audit committee financial expert” by the Board of Directors.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements. The independent registered public accounting firm also is responsible for issuing an attestation report on the effectiveness of the Company’s internal control over financial reporting based upon its audit. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its oversight responsibilities, the Audit Committee meets with the Company’s Chief Financial Officer, Controller and Chief Accounting Officer, head of the Company’s business process assurance function (internal audit), General Counsel, and the Company’s independent registered public accounting firm (with and without management present) and with the Company’s Chief Information Officer to discuss, among other things, the items noted below; the quality of the financial reporting process; the performance of the Company’s independent registered public accounting firm; the Company’s compliance and ethics programs; enterprise risk management; and cybersecurity.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.

•	Reviewed and discussed with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, the effectiveness of the Company’s internal control over financial reporting, including management’s report and Ernst & Young LLP’s attestation report on that topic.

•	Discussed with Ernst & Young LLP the matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.

•	Received the required written communications from Ernst & Young LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence from the Company. Based upon these communications, the Audit Committee discussed with Ernst & Young LLP its independence from the Company. In considering the independence of Ernst & Young LLP, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Virginia C. Addicott, Chair

James A. Bell

Benjamin D. Chereskin

David W. Nelms

Donna F. Zarcone

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Principal Accounting Fees and Services

Ernst & Young LLP serves as the Company’s independent registered public accounting firm. The following table presents fees paid or accrued for the audit of the Company’s annual consolidated financial statements and all other professional services rendered by Ernst & Young LLP for the years ended December 31, 2018 and 2017.

	Years Ended December 31,
(in thousands)	2018	2017
Audit fees	$2,864	$3,142
Audit-related fees	368	238
Tax fees	532	149
Total fees	$3,764	$3,529

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s Registration Statements on Form S-3 and related prospectus supplement filings with the SEC as well as other SEC filings.

Audit-Related Fees. Consists principally of fees related to employee benefit plans and financial due diligence.

Tax Fees. Consists principally of fees related to tax advice, tax compliance and tax due diligence.

The services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, consistent with advice from Ernst & Young LLP, that the provision of such services has not adversely affected Ernst & Young LLP’s independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

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FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 10, 2019 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 21, 2019, at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois 60069, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is “householding” and how does it affect me?

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the costs of printing and delivery and impact on the environment. Under such rules, only one Notice or, if paper copies are requested, only one proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate proxy statement and annual report or Notice for each account, please contact Broadridge Financial Solutions toll free at 1-866-540-7095. You may also write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge by telephone or mail as indicated above.

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, stockholders will be asked to vote (1) to elect the four Class III director nominees named in this proxy statement for a term expiring at the 2020 Annual Meeting of Stockholders, (2) to approve, on an advisory basis, the compensation of our named executive officers, and (3) to ratify the selection of the Company’s independent registered public accounting firm. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” and “Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders.

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Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was March 25, 2019, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of March 25, 2019 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.

If I cannot attend the Annual Meeting in person, how can I view the live webcast of the meeting?

You can access a live, listen-only webcast of the Annual Meeting on our Investor Relations website at investor.cdw.com. Listening to our webcast of the Annual Meeting will not represent attendance at the meeting, and you will not be able to cast your vote as part of the webcast. Should you decide to listen to the webcast, we encourage you to visit our Investor Relations website to test for compatibility and register at least 10 minutes prior to the start time of the meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 25, 2019, are entitled to notice of, and to vote at, the Annual Meeting. As of March 25, 2019, there were 146,302,273 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your Notice or proxy card;
•	Via the Internet—You may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;
•	By mail—You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or
•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for stockholders of record (including instructions for both telephonic and Internet voting) are provided on the Notice and the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Monday, May 20, 2019.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures. If you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

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What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;
•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or
•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting of Stockholders, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

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What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, it will depend on the type of item being considered for vote, as to whether your broker can vote your shares:

•	Non-Discretionary Items. The election of Class III directors and the advisory vote to approve named executive officer compensation may not be voted on by your broker if it has not received voting instructions.
•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of nominees named in this proxy statement as Class III directors. A majority of the votes cast at the meeting, in person or by proxy, and entitled to vote thereon is required to elect each Class III director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

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OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

Additional Company Information

A copy of our 2018 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

Stockholder Proposals for the 2020 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 12, 2019, unless the date of our 2020 Annual Meeting is more than 30 days before or after May 21, 2020, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2020 Annual Meeting. Any stockholder proposal submitted for inclusion in our proxy statement must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2020 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws no earlier than January 22, 2020 nor later than February 21, 2020, unless the date of our 2020 Annual Meeting is more than 30 days before or after May 21, 2020, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2020 Annual Meeting and (2) the date which is 90 days prior to the date of the 2020 Annual Meeting. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel

and Corporate Secretary

April 10, 2019

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APPENDIX A

CDW CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

We have included reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share, Consolidated net sales growth on a constant currency basis and Free cash flow for the years ended December 31, 2018 and 2017 below. EBITDA is defined as consolidated net income before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA, which is a measure defined in our credit agreements, means EBITDA adjusted for certain items which are described in the table below. Adjusted EBITDA margin means Adjusted EBITDA as a percentage of our Net sales. Non-GAAP net income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, non-cash equity-based compensation and associated taxes, acquisition and integration expenses, and gains and losses from the extinguishment of debt. With respect to Non-GAAP net income per diluted share, the numerator is Non-GAAP net income and the denominator is the weighted average number of shares outstanding as adjusted to give effect to dilutive securities. Consolidated net sales growth on a constant currency basis is defined as consolidated net sales growth excluding the impact of foreign currency translation on net sales compared to the prior period. Free cash flow is defined as net cash provided by operating activities, minus capital expenditures, plus/minus the net change in accounts payable - inventory financing. Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share, Consolidated net sales growth on a constant currency basis and Free cash flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share, Consolidated net sales growth on a constant currency basis and Free cash flow provide helpful information regarding the underlying operating performance of our business and cash flows, including our ability to meet our future debt service, capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain key covenants and definitions contained in our credit agreements. Our 2019 annual targets are provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as currency impacts or interest rates, or reliably predicted because they are not part of the Company’s routine activities, such as refinancing activities or acquisition and integration expenses.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

(dollars in millions)

(unaudited)

	Year Ended December 31,
	2018	% of Net Sales	2017(a)	% of Net Sales	% Change
Net income	$643.0		$523.1
Depreciation and amortization(b)	265.6		260.9
Income tax expense	197.5		137.6
Interest expense, net	148.6		150.5
EBITDA	1,254.7	7.7%	1,072.1	7.2%
Adjustments:
Equity-based compensation	40.7		43.7
Net loss on extinguishments of long-term debt	—		57.4
Other adjustments(c)	6.8		12.8
Total adjustments	47.5		113.9
Adjusted EBITDA	$1,302.2	8.0%	$1,186.0	8.0%	9.8%
(a)	Amounts for 2017 have been adjusted to reflect the Company’s adoption of ASC 606. The Company adopted ASC 606 on January 1, 2018 under the full retrospective method.
(b)	Includes depreciation expense of $6 million and $7 million for the years ended December 31, 2018 and 2017, respectively, reported within Cost of sales.
(c)	Includes other expenses such as payroll taxes on equity-based compensation during the years ended December 31, 2018 and 2017. Also includes 2018 expenses related to the acquisition of Scalar Decisions Inc., 2017 integration expenses related to CDW UK and the reinstatement of prior year unclaimed property balances as a result of a retroactive Illinois state law change enacted in the third quarter of 2017.

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NON-GAAP NET INCOME

(in millions, except per share amounts)

(unaudited)

	Year Ended December 31, 2018				Year Ended December 31, 2017(a)
	Income before income taxes	Income tax expense(b)	Net income	Effective tax rate	Income before income taxes	Income tax expense(b)	Net income	Effective tax rate
GAAP, as reported	$840.5	$(197.5)	$643.0	23.5%	$660.7	$(137.6)	$523.1	20.8%
Amortization of intangibles(c)	182.7	(45.7)	137.0		185.1	(66.6)	118.5
Equity-based compensation	40.7	(29.2)	11.5		43.7	(51.9)	(8.2)
Net Loss on extinguishments of long-term debt	—	—	—		57.4	(20.7)	36.7
Tax Cuts and Jobs Act(d)	—	(1.9)	(1.9)		—	(75.5)	(75.5)
Other adjustments(e)	5.9	(1.2)	4.7		11.5	(0.2)	11.3
Non-GAAP	$1,069.8	$(275.5)	$794.3	25.7%	$958.4	$(352.5)	$605.9	36.8%
(a)	Amounts for 2017 have been adjusted to reflect the Company’s adoption of ASC 606. The Company adopted ASC 606 on January 1, 2018 under the full retrospective method.
(b)	Income tax on non-GAAP adjustments includes excess tax benefits associated with equity-based compensation. Additionally, 2018 includes the impact of GILTI on equity-based compensation and amortization of intangibles.
(c)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(d)	2018 is comprised of adjustments to the provisional amounts recorded to finalize the US federal and state impact of revaluing deferred tax assets and liabilities and mandatory repatriation tax due to the completion of the 2017 US federal and state tax returns.
(e)	Includes other expenses such as payroll taxes on equity-based compensation, 2018 expenses related to the acquisition of Scalar Decisions Inc., 2017 integration expenses related to CDW UK and the reinstatement of prior year unclaimed property balances as a result of a retroactive Illinois state law change enacted in the third quarter of 2017.

NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

(in millions, except per share amounts)

(unaudited)

	Year Ended December 31,
	2018	2017(a)	% Change
Net income	$643.0	$523.1	22.9%
Weighted-average common shares outstanding - Diluted	153.6	158.2
Net income per diluted share	$4.19	$3.31	26.7%
Non-GAAP net income	$794.3	$605.9	31.1%
Non-GAAP weighted-average common shares outstanding - Diluted	153.6	158.2
Non-GAAP net income per diluted share	$5.17	$3.83	35.1%
(a)	Amounts for 2017 have been adjusted to reflect the Company’s adoption of ASC 606. The Company adopted ASC 606 on January 1, 2018 under the full retrospective method.

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CONSOLIDATED NET SALES GROWTH ON A CONSTANT CURRENCY BASIS

(dollars in millions)

(unaudited)

	Year Ended December 31,
	2018	2017(a)	% Change
Consolidated Net sales, as reported	$16,240.5	$14,832.9	9.5%
Foreign currency translation(b)	—	34.1
Consolidated net sales, on a constant currency basis	$16,240.5	$14,867.0	9.2%
(a)	Amounts for 2017 have been adjusted to reflect the Company’s adoption of ASC 606. The Company adopted ASC 606 on January 1, 2018 under the full retrospective method.
(b)	Represents the effect of translating the prior year results of CDW UK and CDW Canada at the average exchange rates applicable in the current year.

FREE CASH FLOW

(dollars in millions)

(unaudited)

	Year Ended December 31,
	2018	2017
Net cash provided by operating activities	$905.9	$777.7
Capital expenditures	(86.1)	(81.1)
Net change in accounts payable — inventory financing	(67.4)	(84.0)
Free cash flow	$752.4	$612.6

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APPENDIX B

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements regarding management’s expectations for our future performance that are within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such statements include the description of our annual targets for 2019 on page 8 of this proxy statement. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. CDW undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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CDW LEADERSHIP

Board of Directors

Thomas E. Richards

Executive Chairman

Christine A. Leahy

President and Chief Executive Officer

Virginia C. Addicott

President and Chief Executive Officer,

FedEx Custom Critical

Steven W. Alesio

Former Chairman and Chief Executive Officer,
Dun & Bradstreet Corporation

Barry K. Allen

Operating Partner,

Providence Equity Partners L.L.C.;

President,

Allen Enterprises, LLC

James A. Bell

Retired Executive Vice President,

The Boeing Company

Benjamin D. Chereskin

President,

Profile Capital Management LLC

Lynda M. Clarizio

Former Executive Vice President, Strategic Initiatives

The Nielsen Company (US), LLC

Paul J. Finnegan

Co-Chief Executive Officer,

Madison Dearborn Partners, LLC

David W. Nelms

Retired Chairman and Chief Executive Officer,

Discover Financial Services, Inc.

Joseph R. Swedish

Senior Advisor and Retired Chairman, President and

Chief Executive Officer,

Anthem, Inc.

Donna F. Zarcone

President and Chief Executive Officer,

The Economic Club of Chicago

Executive Committee

Christine A. Leahy

President and Chief Executive Officer

Jill M. Billhorn

Senior Vice President – Corporate Sales

Mark C. Chong

Senior Vice President – Strategy and Marketing

Elizabeth H. Connelly

Chief Human Resources Officer and

Senior Vice President – Coworker Services

Christina M. Corley

Chief Operating Officer

Douglas E. Eckrote

Senior Vice President – Small Business Sales and eCommerce

Collin B. Kebo

Senior Vice President and Chief Financial Officer

Robert F. Kirby

Senior Vice President – Public Sales

Frederick J. Kulevich

Senior Vice President, General Counsel and Corporate Secretary

Christina V. Rother

Senior Vice President – Integrated Technology Solutions

Jonathan J. Stevens

Senior Vice President – Operations and Chief Information Officer

Matthew A. Troka

Senior Vice President – Product and Partner Management

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PEOPLE WHO GET IT

CDW Corporation
75 Tri-State International
Lincolnshire, IL 60069

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CDW PEOPLE WHO GET IT

CDW CORPORATION
75 TRI-STATE INTERNATIONAL
LINCOLNSHIRE, IL 60069

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E59143-P18586

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following Class III Directors (Term to Expire at 2020 Annual Meeting):

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Lynda M. Clarizio	☐	☐	☐
1b. Christine A. Leahy	☐	☐	☐
1c. Thomas E. Richards	☐	☐	☐
1d. Joseph R. Swedish	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

	Yes	No
HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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E59144-P18586

CDW CORPORATION
Annual Meeting of Stockholders
May 21, 2019
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Collin B. Kebo and Frederick J. Kulevich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., Central Time, on May 21, 2019, at CDW Center located at 200 Tri-State International, Lincolnshire, Illinois, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side